                                                                    Exhibit 10.3





           THIS INDENTURE made as of the 1st day of January, 1996.

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT

B E T W E E N :


                        TEL-E CONNECT INVESTMENTS LTD.

                                    (hereinafter referred to as the "Lessor")

                                                              OF THE FIRST PART,

- and -

                        CURTIS INTERNATIONAL LTD.

                                    (hereinafter referred to as the "Lessee")

                                                             OF THE SECOND PART.


                    WITNESSETH in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be respectively paid, reserved and performed, the Lessor has demised and leased and by these presents does demise and lease to the Lessee that designated portion containing approximately thirty-eight thousand, five hundred (38,500) square feet more or less (subject to adjustment as hereinafter provided) and as more particularly shown outlined in red on a sketch attached hereto as Schedule "A", of the building erected on the lands and premises located at 5, 7 and 9 Kodiak Crescent, North York, Ontario and more particularly described in Schedule "B" attached hereto, together with rights in common with others entitled thereto at all times, to the common use of the driveways and the parking areas appurtenant thereto, the said premises and rights of way being hereinafter sometimes collectively referred to as the "demised premises".

                    TO HAVE AND TO HOLD the demised premises for and during a term of seven (7) months computed from the 30th day of January, 1998 and from thenceforth ensuing and to be fully completed and ended on the 31st day of August, 1998.

                    THE LESSEE shall pay from and after the Commencement Date and throughout the term of the Lease, to the Lessor, in lawful money of Canada as annual minimum rent the sum of Three Dollars and Eighty-Five Cents ($3.85) per square foot per annum, being One Hundred and Forty-Eight Thousand, Two Hundred and Twenty-Five ($148,225.00) Dollars per annum, and shall be payable in equal monthly installments of Twelve Thousand, Three Hundred and Fifty-Two Dollars and Eight Cents ($12,352.08) each in advance on the first day of each calendar month of the term of the Lease.

                    THE DEMISED PREMISES are leased to the Lessee to be used only for office and warehouse use, provided that such use at all times is to be carried on in accordance with the legal requirements of the Municipality and Province and of any other body, governmental or otherwise, having jurisdiction thereover.

1.                THE LESSEE COVENANTS WITH THE LESSOR:

         (a)      To pay rent,

         (b) To pay to the Lessor as additional rent, monthly on the same date as the rent is due, one-twelfth of all the taxes (including local improvement rates), rates, duties, assessments whatsoever, whether municipal, parliamentary, or otherwise, now charged, levied, rated or assessed or hereafter to be charged, levied, rated or assessed against the demised premises or any part thereof, or any equipment, machinery or other facilities now or at any time during the term hereof, brought in or upon the demised premises, or against or upon the Lessor on account thereof, and including realty taxes and municipal taxes for local improvements or works assessed against the property benefited thereby, or any similar taxes not now in existence or contemplated, but levied at any time during the term hereof by any competent governmental or municipal body, in addition to or in lieu of the taxes, rates, duties, or assessments hereinbefore referred to, except the Lessor's income taxes, such taxes, rates, duties and assessments to be estimated by the Lessor and paid by the Lessee to the Lessor monthly. In the event that any taxes, rates, duties or assessments are not charged, levied, rated or assessed separately against the demised premises, then the Lessee



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                                                                         Page 2


                  shall pay its proportionate share of all such taxes, rates, duties and assessments in the manner hereinbefore set forth, and for the purposes of this lease the Lessee's proportionate share shall be that proportion which the area of the demised premises bears to the total rentable area in the building of which the demised premises form a part. Provided that the Lessor and the Lessee shall at the end of each calendar year herein adjust the payments so made by the Lessee with the Lessee's portion of the actual taxes, rates, duties and assessments, and forthwith reimburse the other party for any overpayment or deficiency with respect thereto; the Lessee shall have the right to contest by appropriate legal proceedings, the validity of any tax, rate (including local improvement rates), assessment or other charge referred to in this paragraph; if meanwhile such contestation will involve no forfeiture, escheat, sale or termination of the Lessor's title to the demised premises or any part thereof, and provided further that all such proceedings shall be prosecuted with all due diligence and dispatch, but upon final termination of any such contest, the Lessee shall immediately pay and satisfy the amount of any such tax, rate, assessment or public charge declared or found to be due, together with all proper costs, penalties, interest or other charges payable in connection therewith.

         (c) To pay all business taxes from time to time levied against or payable by the Lessee in respect of the Lessee's occupancy of the demised premises and to pay all taxes, charges and licence fees assessed levied or imposed in respect of the personal property, business or income of the Lessee as and when the same become due and payable.

         (d) To pay all water rates, gas and electric light rates, or other similar charges against the demised premises, including rental charges for gas or electrically operated machinery or equipment, and the cost of heating the demised premises, all of which form part of the operating costs referred to in paragraph 9 of this Lease.

         (e) Without restricting the generality of the foregoing, it shall be the obligation of the Lessee to pay any and all liens resulting from an obligation of the Lessee and the Lessee's proportionate share of any and all costs, charges, levies, special or otherwise, and taxes of every nature and description, and whether imposed or levied or assessed against the demised premises by any municipal, provincial or federal authority whatsoever, or due to any person or persons, including all costs of exterior maintenance, snow removal, maintenance of the plumbing, heating and electrical and sprinkler systems, hydro, air-conditioning, water, heat, electricity, and any and all necessary repairs, and also including any insurance premiums as herein provided and the Lessor shall be indemnified and saved harmless by the Lessee from and against the same, and any and all penalties, losses and expenses incurred or occasioned thereby.

         (f) In the event that the Lessee should fail to make any payment or payments on any such liens, taxes, duties, assessments, charges, licence fees, costs, or other rates as hereinbefore set out, for a period of Fifteen (15) days after written notice by the Lessor to the Lessee of default on the part of the Lessee to make the same, then the Lessor shall be entitled to pay any such accounts and shall be entitled to collect the amount thereof from the Lessee in the same manner as is herein provided for the collection of rent in arrears.

         (g) Notwithstanding any other provision contained in this Lease, the Tenant shall pay to the Landlord an amount equal to any and all single or multi-stage national, provincial or municipal sales taxes, goods and services taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes howsoever characterized imposed on the Landlord and/or the Tenant with respect to any rental payable by the Tenant to the Landlord under this Lease, or in respect of the rental of space under this Lease (herein called "Sales Taxes"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes payable by the Landlord on its own behalf or as an agent of the federal or any provincial or municipal government to collect and remit Sales Taxes legally imposed upon the Tenant. The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Despite any other section in this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of rent under this Lease.

2. THE LESSEE acknowledges and agrees that it is intended that this lease shall be a completely carefree net lease for the Lessor, that the Lessor shall not be responsible during the term of the lease for any costs, charges, expenses and outlays of any nature whatsoever in respect of the lands, building

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                                                                          Page 3

or improvements thereon, or the contents thereof, excepting only the Lessor's income tax in respect of income received from leasing the demised premises, Corporation tax and principal and interest payments to be made in connection with any mortgage or mortgages placed on the lands and premises by the Lessor.

3.        (a)     THE LESSEE covenants and agrees to operate, maintain and keep the demised premises in such good order and condition, both inside and out, as they would be kept by a reasonably careful owner and promptly to make all needed repairs and replacements as shall be reasonably necessary, including without limitation, to heating, electricity, drainage, plumbing, air-conditioning, cooling and sprinkler systems, if any, and all other fixtures, machinery, facilities and equipment belonging to and forming part of the demised premises.

         (b) THE LESSOR may enter and view the state of repair and the Lessee will repair as provided in the herein preceding provisions during the currency of this lease and/or any renewals thereof according to notice in writing, subject only to the exceptions in the aforesaid provisions. Provided further that if the Lessee shall neglect with reasonable promptness after such notice in writing or shall refuse to make or cause such repairs to be made the Lessor may make or cause such repairs to be made. All reasonable and proper expenses incurred and expenditures made by or on behalf of the Lessor under this provision shall be forthwith paid by the Lessee and if the Lessee fails to pay the same then the Lessor may add the same to the Lessee's rent and recover the same by all remedies available to the Lessor for the recovery of rent in arrears.

4. THE LESSEE will at the expiration or sooner termination of the said term, and/or any renewals thereof peaceably surrender and yield up to the Lessor the demised premises together with all the buildings, structures and improvements thereon in good and substantial repair and condition as they would be kept by a reasonably careful owner.

5.        (a)     THE LESSEE shall indemnify and save harmless the Lessor of and from all manner of actions, causes of actions, suits, debts, loss, costs, dues, covenants, contracts, claims and demands of any nature whatsoever arising or which may arise in respect of any injury to any person or for any loss or damage to any property belonging to the employees, invitees, or licencees of the Lessee or any other person while such person or property is in or about the building or any other part of the demised premises, and the Lessor shall in no way be responsible for any injury to or loss or damage to any property of the Lessee or the Lessee's business including, without limiting the generality of the foregoing, any loss of or damage to any such property caused by theft, breakage, or by steam, water, rain or snow which may leak into, issue or flow from any part of the said building or any adjacent or neighbouring lands or premises; or from water, steam or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or from any damage caused by anything done or omitted to be done.

         (b) THE LESSEE shall further indemnify and save harmless the Lessor from any and all liabilities, fines, suits, claims, demands, costs and actions of any kind or nature whatsoever to which the Lessor shall or may become liable for or suffer by reason of any breach, violation or non- performance by the Lessee of any covenant, term or provision hereof or by reason of any injury, loss, damage or death resulting from, occasioned to or suffered by any person or persons or any property by reason of any act, neglect or default on the part of the Lessee or any of its agents, customers, employees, servants, contractors, licencees or invitees, in or about the demised premises or any part thereof; such indemnification with respect to any such breach, violation, non-performance, damage to property, loss, injury or death occurring during the term of this lease shall survive any termination of this lease, anything to the contrary notwithstanding.

6.       (a)      THE LESSEE shall maintain in respect of its property on
                  the demised premises, fire insurance with extended coverage and water damage insurance, including sprinkler leakage or discharge, and where applicable, boiler and pressure vessel insurance to cover all of its improvements, furniture, fittings, fixtures and stock in trade, in amounts adequate to cover fully any loss that the Lessee could sustain.

         (b) THE LESSEE shall further maintain a policy or policies of insurance against loss of rental income and taxes payable under this lease to the full amount of such rental income and taxes with loss payable to the Lessor.

         (c) Unless other provision satisfactory to the Lessor is made to cover loss in regard thereto, the Lessee shall maintain insurance upon all glass and plate glass in or forming part of the demised premises including the store front, if applicable, against breakage or damage from


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                                                                          Page 4


                  any cause including the elements, war and riots and civil commotion.

         (d) THE LESSEE shall maintain for the mutual benefit of the Lessor and the Lessee, liability insurance against claims for personal injury, death or property damage occurring upon, in or about the demised premises, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000.00) for all deaths, injuries or loss of or damage to property.

         (e) All such policies shall waive recourse and any other rights of subrogation against the Lessor, shall be on terms and conditions and with insurers satisfactory to the Lessor and shall provide (or the insurer shall agree) that no policy shall be cancelled or its coverage reduced without Thirty (30) days prior written notice to the Lessor. The Lessee agrees to maintain all such insurance in good standing at all times and to pay premiums thereon as and when same become due. The Lessor shall at all times be supplied with proper evidence of such insurance being in force and the Lessee shall supply to the Lessor evidence of the continuation of such insurance coverage at least Thirty (30) days prior to the expiry of such policy or policies of insurance. In the event that the Lessee shall fail to make payments on any such premium as and when the same becomes due, then the Lessor shall be entitled to pay such premium and shall be entitled to collect the amount thereof from the Lessee in the same manner as herein provided for the collection of rent in arrears.

7. THE LESSOR will insure and keep insured during the term hereof, the building in which the demised premises are situate and all property and interest of the Lessor therein against loss under fire and extended coverage and supplemental risk insurance and boiler and pressure vessel insurance, to the extent as would a prudent owner from time to time; provided that nothing herein contained shall prevent the Lessor insuring with broader coverage. In addition to the Lessee's proportionate share of insurance costs payable pursuant to paragraph 9 hereof, the Lessee shall pay the full amount of any increase in insurance rates arising from the use of the premises made by the Lessee.

8. If any insurance policy upon the building in which the demised premises are situate or the demised premises shall be cancelled by the insurer by reason of the use and occupation of the demised premises or any part thereof by the Lessee or by any subtenant or by any one permitted by the Lessee to be upon the demised premises, the Lessor may, at its option, terminate this lease forthwith by notice in writing to the Lessee of its intention to do so, and thereupon rent and any other payment for which the Lessee is liable under this lease shall be paid in full to the date of such termination of the lease and the Lessee shall immediately deliver up vacant possession of the demised premises to the Lessor.

9.         (a)    THE LESSEE covenants to pay to the Lessor by monthly
                  installments to be fixed from time to time by the Lessor and as additional rent, its proportionate share of all costs during the term hereby granted which may occur including, without limitation, insurance to be maintained by the Lessor pursuant to paragraph 7 hereof, maintenance, replacements and repairs of and to the building, water, drainage, plumbing, air-conditioning, cooling and sprinkler systems, if any, and all other fixtures, machinery, facilities, equipment and systems, to the extent that the same are not required to be repaired by any individual tenant, parking area and other common areas used in conjunction with the demised premises, including lighting, cleaning, painting, snow removal, insurance against claims, repairs and replacements of curbs, walkways, paving and landscaping, and any and all other costs, charges and expenses payable by the Lessor which are directly attributable to the operation and maintenance of the building in which the demised premises are situate as allocated by the Lessor's accountants in accordance with generally accepted accounting principles, plus an allowance equal to the Lessee's proportionate share of fifteen (15%) percent of the aggregate of all such costs referred to above and the taxes, rates, duties and assessments payable pursuant to paragraph 1(b) hereof in respect of the Lessor's management and administrative costs, all of which are hereinafter collectively referred to as the "operating costs".

         (b) THE LESSEE's portion of the operating costs shall be that proportion which the area of the demised premises bears to the total rentable area in the building of which the demised premises form a part.

         (c) THE LESSOR and the Lessee agree that in lieu of the Lessor determining the actual amount of the operating costs, it is acknowledged and agreed that the operating costs are fixed at the rate of One Dollar and Twenty-Five Cents ($1.25) per square foot per annum during the term of this Lease and any renewal thereof payable in monthly installments of Four Thousand and Ten Dollars and Forty-Two Cents ($4,010.42). The Lessor and the Lessee further acknowledge and agree that such amount of One Dollar and Twenty-Five Cents ($1.25) per square foot per annum includes the Lessee's proportionate share of utility
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                                                                          Page 5

                  charges (water rates, gas and electric and heating charges). It is further expressly acknowledged and agreed that in addition to the fixed operating costs of One Dollar and Twenty-Five Cents ($1.25) per square foot per annum payable by the Lessee, the Lessee is obligated to pay its proportionate share of realty taxes and its business taxes as set in paragraphs 1(b) and (c) of this Lease.

10. THE LESSEE shall not allow any ashes, refuse, garbage or any other loose or objectionable material to accumulate on or about the demised premises or common areas, washrooms, elevators, hallways, stairways, driveways, sidewalks, parking or delivery areas, and will at all times keep the demised premises in clean and wholesome conditions and shall be responsible for the removal of all garbage or loose or other objectionable material which shall be deposited and dealt with in such manner as the Lessor may from time to time require.

11. THE LESSEE agrees that it will not do or omit or permit to be done or omitted upon the demised premises anything which shall be or result in a nuisance. The Lessee shall not bring upon the demised premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the demised premises and that if any damage is caused to the demised premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Lessee or any of its servants, agents or employees or any person having business with the Lessee, the Lessee shall forthwith repair the same or pay to the Lessor the cost of making good the same.

12.      (a)      THE LESSEE shall not assign this lease, sublet, part with, or share the occupation of, the demised premises or any portion thereof without the written consent of the Lessor first had and obtained, such consent not to be unreasonably or arbitrarily withheld. The Lessee shall furnish to the Lessor copies of any assignment, sub-lease, licence or other agreement herein contemplated, provided that no assignment, sub-letting, licensing or parting with or sharing possession of the demised premises shall in any way release or be deemed to release the Lessee (or any guarantor hereof) from its or their obligations under the terms of this lease.

         (b) If the Lessee is a corporation, the Lessee further shall not permit the change of effective management or control, directly or indirectly, of the Lessee without the written consent of the Lessor first had and obtained, such consent not to be unreasonably or arbitrarily withheld; provided that the Lessor's consent shall not be required for any corporate Lessee whose shares are listed on any recognized stock exchange or for any sale or other disposition of shares by the present shareholders to and between themselves or for any transmission of shares on death or by operation of law.

13. THE LESSEE shall not sell, dispose of or remove any of its goods and chattels from the demised premises except in the ordinary course of the Lessee's business.

14. THE LESSEE shall not, without the prior written consent of the Lessor, erect, instal, or maintain any exterior sign of whatsoever nature, or any window or door sign, lettering, placard or other advertising matter of whatsoever nature, if all or any part of such sign, lettering, placard or other advertising matter is painted upon or posted or otherwise affixed to the exterior of the building of which the demised premises form a part, or to the exterior of the demised premises, or to the interior or exterior of or is visible through any window or door. The Lessee shall not use or maintain or permit any signs or advertising media whatsoever upon or in or about the demised premises that is not of good professional quality or that the Lessor in its sole discretion deems objectionable or unsuitable to it or to the other tenants in the building of which the demised premises form a part. The Lessee shall not install any exterior lighting, plumbing fixtures, shades, awnings, exterior decorations or painting or marking or erect or permit any insignia barrier, aerial mast, or like device or installation, without the prior written consent of the Lessor. Prior to the termination of this lease for any reason, the Lessee shall, at its sole cost, if required to do so by the Lessor, remove all signs or other installations of the kind herein referred to, making good and fully repairing any damage occasioned by such installation or removal.

15.      (a)      In the event that the Lessee shall, during the term of the within lease and/or any renewal thereof, desire to affix or erect partitions, counters or fixtures in any part of the walls, floors or ceilings of the demised premises, it may do so at its own expense at any time and from time to time provided that the Lessee's rights to make such alterations to the demised premises shall be subject to the following conditions:

                    i) That before undertaking any such alterations, the Lessee shall submit to the Lessor a plan showing the proposed alterations, and shall obtain the approval and consent of the Lessor to the same.

                    ii) That all such alterations shall conform to all building and zoning by-laws and regulations, if any, then in force affecting the demised premises.
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                                                                          Page 6

                    iii) That such alterations shall not be of such kind or expense as to in any manner weaken the structure of the building after the alterations are completed or reduce the value of the building, and except as herein provided the Lessee will not erect or affix or remove or change the location or style of any partitions or fixtures without the written consent of the Lessor being first had and obtained.

         (b) THE LESSEE may at the expiration of the term hereof, or any renewals thereof, if it shall not then be in default hereunder and shall have performed all covenants on the part of the Lessee hereunder to be performed, remove from the premises all the Lessee's trade fixtures, but the Lessee shall in such removal do no damage which may be occasioned thereto and restore the same to their condition prior to such removal. Provided further that the Lessor may require the Lessee to restore the demised premises to the same condition as they were at the commencement of this lease and before any alterations, additions or improvements had been made by the Lessee.

         (c) On any termination of this lease by reason of default on the part of the Lessee, all fixtures, tenant's improvements or other installations in the demised premises, which in law are fixtures or a part of the realty or are attached, affixed to or incorporated into the immoveable properties situated in or upon the demised premises or any portion of the building and lands of which the demised premises form a part, and which are not the property of the Lessor, shall at the Lessor's option forthwith become the property of the Lessor, and whether or not such fixtures are in the nature of tenant's trade fixtures and whether or not they would be removable by the Lessee at the expiry of the term of this lease if there had been no default.

         (d) THE LESSEE agrees to pay the cost of any installations, additions or alterations to the said premises that the Lessor may be required to make by any municipal, provincial or other governmental authority or requested by any private protective system used by the Lessee for the security and protection of the Lessee and its employees and its or their effects including but not so as to limit the foregoing, installations, additions and alterations for fire and theft protection and all such installations, additions or alterations shall forthwith become the property of the Lessor.

         (e) THE LESSEE agrees to comply with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the demised premises, and with every applicable regulation, order and requirement of the Canadian Fire Underwriters' Association, or any body having a similar function, or of any liability or fire insurer by which the Lessor and Lessee or either of them may be insured at any time during the term hereof pertaining to the demised premises.

16. ANY AND ALL additional rents or payments to be paid by the Lessee and not separately assessed or charged to the demised premises shall be paid by the Lessee in the proportion in which the area of the demised premises bears to the total rentable area in the building of which the demised premises form a part.

17. EXCEPT as otherwise expressly provided herein this lease shall not be terminable by the Lessee for any reason, nor shall the Lessee for any reason be entitled to any abatement of, or reduction in, the rent payable by the Lessee hereunder, it being expressly understood and agreed that except as otherwise provided herein the Lessee shall, throughout the term of this lease, in every event and under all circumstances continue to pay to the Lessor in the manner hereinbefore provided the full rental payable under the terms hereof without deduction, abatement or set-off.

18. THE LESSOR covenants with the Lessee for quiet enjoyment, subject to the Lessee complying with all of the Lessee's covenants and obligations contained in this lease.

19. THE LESSOR shall have the right during the term of this lease, at any reasonable time, during the Lessee's normal business hours to show the demised premises to any prospective purchaser and shall further have the right during a period of Six (6) months prior to the termination of this lease and/or any renewal thereof, at any reasonable time, during the Lessee's normal business hours, to show the demised premises to any prospective tenant.

20. If and whenever the rents or other payments set out in this lease, or any part thereof, shall be in arrears or unpaid for fifteen (15) days after any of the days on which the same ought to have been paid, although no formal or other demand shall have been made therefor; or in case there be default or breach or non-performance of any of the other covenants or agreements in this lease contained on the part of the Lessee, and such default shall continue for a period of fifteen (15) days after written notice thereof to the Lessee, (or such longer period as may be reasonably necessary in case of a default which cannot with due diligence be cured in a period of fifteen (15) days) except in case of a default which cannot with due diligence be cured in a period of fifteen (15) days, or if the Lessee fails to proceed with all due diligence to cure the same, this lease shall at the option of the Lessor be and become forfeited and void and the Lessor shall have the right to enter into and take immediate possession of the demised premises or any part thereof in the name of the whole and enjoy as of the Lessor's former estate, anything herein contained to the contrary notwithstanding; no acceptance of rent subsequent to any default or breach, other than non- payment of rent, and no condoning, excusing or overlooking by the Lessor on previous occasions of any breach or default similar to that for which re-entry is made shall be taken to operate as a waiver of this condition, or in any way to defeat or affect the right of the Lessor hereunder.

21. IN CONSIDERATION of the premises and of the leasing and renting by the Lessor to the Lessee of the said premises herein before and hereinafter referred to for the term hereby created, notwithstanding anything contained in The Landlord and Tenant Act or in any other Statute which hereafter be passed to take the Place of the said Act or to amend the same, none of the goods or chattels of the said Lessee at any time during the continuance of the term created and/or any renewals hereof on the said demised premises shall be exempt from levy by distress for rent in arrears by the said Lessee as provided for by the said section or sections of the Act above named or any amendments or amendment thereto. Upon any claim being made by the said Lessor this covenant and agreement may be pleaded as an estoppel against the said Lessee in any action brought to test the right to the levying upon any such goods as are named as exempt in the said section or sections, the said Lessee waiving as it hereby does all and every benefit that could or might have accrued to it under and by virtue of the said section or sections of the said Act or any amendment or amendments thereto but for the above covenant.

22. PROVIDED and it is hereby expressly agreed that in case, without the written consent of the Lessor, the demised premises shall become and remain vacant or not used for a period of fifteen (15) days while the same are suitable for use by the Lessee, or be used by any other person than the Lessee, or in case the terms hereby granted and/or any renewal thereof, or any of the goods and chattels of the Lessee shall be at any time ceased or taken in execution or in attachment by any creditor of the Lessee, or the Lessee shall make any assignment for the benefit of creditors or give any Bill of Sale without complying with The Bulk Sales Act (Ontario) or become bankrupt or insolvent or make a proposal to its creditors or take the benefit of any act now or hereafter enforced for bankrupt or insolvent debtors or any order shall be made for the winding up of the Lessee, then and in every such case the then current month's rent and the next ensuing three months' rent shall immediately become due and payable, and, at the option of the Lessor this lease shall cease and the said term shall immediately become forfeited and void, in which event the Lessor may re- enter and take possession of the demised premises as though the Lessee or any occupant or occupants of the demised premises was or were holding over after the expiration of the term without any right whatever.

23. THE LESSEE further covenants and agrees that on the Lessor becoming entitled to re-enter upon the demised premises under any of the provisions of this lease, the Lessor in addition to all other rights, shall have the right to enter the demised premises as the agent of the Lessee, either by force or otherwise, without being liable for any prosecution therefor, and to re-let the demised premises as the agent of the Lessee and to receive the rent therefor, and as the agent of the Lessee, to take possession of any and all chattels or other property of the Lessee on the demised premises and to sell the same at public or private sale without notice and to apply the proceeds of such sale and any rent thereof from re-letting the demised premises upon account of the rent under this lease and the Lessee shall be liable to the Lessor for the deficiency, if any.

24.      (a)      PROVIDED THAT if during the term of this lease and/or any
                  renewals thereof the demised premises are destroyed by explosion, fire, lightning, tempest, acts of God or the Queen's enemies, or are partially destroyed so as to render the demised premises wholly unfit for occupation for the purposes of the Lessee and if they shall be so badly damaged that in the reasonable opinion of the Lessor they cannot with reasonable diligence be repaired or rebuilt within one hundred and eighty (180) days of the happening of such damage, or if Fifty (50%) percent or more of the building in which the demised premises are situate is so damaged or destroyed, then this lease shall at the Lessor's or Lessee's option (to be exercised within thirty (30) days of the date of such damage or destruction or partial destruction) cease and become null and void from the date of such damage or destruction or partial destruction and in the event of such termination as above mentioned the Lessor may re-enter or repossess the premises discharged of this lease.

         (b) In the event that neither party hereto shall elect to terminate this lease by reason of the damage, destruction or partial destruction as above mentioned, or if the premises shall be repairable as aforesaid within one hundred and eighty days (180) from the happening of such injury, in the reasonable opinion of the Lessor, or if the demised premises are only partially destroyed so as to render a portion of the demised premises fit for occupation for the purposes of the Lessee, the rent payable hereunder shall be reduced or abated proportionate to the nature and extent of the damage sustained until the said demised premises shall have been fully repaired and made fit for the purposes of the Lessee, and the Lessor covenants and agrees with the Lessee to forthwith proceed and carry on with all diligence and completion of such repairs and replacements as shall be necessary to repair or replace and make the demised premises in as good a state, plight and condition as they were immediately prior to the happening of such damage save and except for any of the Lessee's additions, alterations, improvements, furniture, fittings, fixtures and stock in trade.

         (c) PROVIDED that even if the premises are repairable within one hundred and eighty (180) days but the unexpired portion of the term of this lease is less than two (2) years at the time of such damage or destruction or partial destruction then the Lessor and the Lessee shall have the option, to be exercised within thirty (30) days of the date of such damage or destruction or partial destruction, of declaring this lease null and void from the date of such damage or destruction or partial destruction.



25. IN THE EVENT that an action shall be commenced by the Lessor for recovery of possession of the demised premises, for the recovery of rent or by other amount due under the provisions of this lease, or because of the breach of any other covenants herein contained on the part of the Lessee to be kept or performed and a breach shall be established, the Lessee shall pay to the Lessor all expenses incurred by the Lessor therefor, including all solicitor's fees in respect thereof on a solicitor-client basis.

26. IF THE LESSEE continues to occupy the demised premises with the consent of the Lessor after the expiration of this lease and/or any renewal thereof without any further written agreement, the Lessee shall be a monthly tenant at a monthly rental equal to the agreed monthly rental hereinbefore or hereinafter provided for and upon the same terms and conditions as herein set out.

27. FAILURE of the Lessor to insist upon the strict compliance with and performance of all the terms, conditions, obligations and agreements contained herein in any one or more instances shall not be construed as a waiver or relinquishment in respect thereof thereafter. The prompt and punctual performance of all such terms, conditions, obligations, covenants and agreements contained herein is of the essence of this lease. No surrender of this lease shall be valid unless accepted by the Lessor in writing. The subsequent acceptance of rent hereunder by the Lessor, whether for any prior, present or future period of the term, shall not be deemed to be a waiver of any preceding breach by the Lessee of any term, covenant or condition of this lease including, without limitation, non-payment of rent, additional rent or any other monies required to be paid by the Lessee pursuant to this lease, regardless of the Lessor's knowledge of such preceding breach at the time of acceptance of such rent, and the Lessor shall be entitled to pursue any remedy available to it under this lease or at law as if there were no subsequent acceptance of rent (except to the extent of the Lessee being credited with the amount of any subsequent payment of rent against any payments due to the Lessor, which may be allocated as the Lessor in the Lessor's sole discretion determines). No covenant, term or condition of this lease shall be deemed to have been waived by the Lessor unless such waiver is in writing and signed by the Lessor.

28. THIS LEASE is subject and subordinate to all mortgages which may now or hereafter affect the herein lands and premises and to all renewals, modifications, consolidations, replacements and extensions thereof. The Lessee agrees to execute promptly any certificate in confirmation of such subordination as the Lessor may request from time to time and hereby constitutes the Lessor the agent or attorney of the Lessee for the purpose of executing any such certificate and of making application at any time and from time to time to register postponements of this lease in favour of any such mortgage in order to give effect to the foregoing provisions of this paragraph.

29. THE LESSEE covenants that it will, if and whenever reasonably required by the Lessor, if necessary, consent to and become a party to any reasonable instrument relating to this lease, including the delivery of statements as to the status of this lease, which may be required by or on behalf of any purchaser, mortgagee, insurer or other person, firm or corporation which may have an interest in the demised premises. The Lessee shall further submit to the Lessor, from time to time, forthwith upon written request therefor, the last properly audited financial statements of the Lessee, for the purpose of assisting the Lessor in arranging loans or mortgages or in connection with any prospective sale of the demised premises.

30. THE LESSEE shall supply the Lessor annually on each anniversary date of this lease with a series of twelve (12) post-dated cheques, each in the amount required to cover the monthly payments of rent and additional rent for each year of the term of this lease. Failure on the part of the Lessee to supply post-dated cheques as aforesaid within fifteen
(15) days of each anniversary date of this lease shall render the Lessee in default hereunder and the Lessor may thereupon exercise all of its remedies available to it hereunder or by law.

31. THE LESSEE hereby acknowledges having inspected the demised premises and accepts the demised premises in an "as is" condition, it being acknowledged that the Lessor shall not be required to perform any work or services whatsoever in preparing the demised premises for the use and occupation of the Lessee.

32. IF THE LESSEE fails to pay, when the same is due and payable, any rent or additional rent payable under this lease, such arrears shall bear interest at the rate of Four (4%) percent per annum above the prime rate charged from time to time by the Lessor's bank from the date any such payment is due and until paid to the Lessor, calculated daily and compounded monthly until all arrears and interest are paid.

33. ALL notices, elections and requests which may be required to be given by either the Lessor or the Lessee herein shall be in writing and either served personally or sent by postage prepaid registered mail addressed, if to the Lessor - ______________________________________________
_______________________________________and if to the Lessee at the demised premises, or to such other address as the Lessor and the Lessee may from time to time respectively designate by notice in writing given pursuant to this paragraph. Any such notice election or request shall, if mailed as aforesaid, be deemed to have been received on the 3rd business day following the date of mailing, except in the case of a postal strike, when delivery by personal service will be required.

34. WHENEVER in this lease reference is made to the demised premises, it shall include all structures, improvements and erections in and upon the demised premises or any part thereof from time to time.

35. THIS Indenture and everything herein contained shall be binding upon and enure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns, subject to the consent of the Lessor being obtained as hereinbefore provided to any assignment or sublease by the Lessee.

36. THE words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa. Unless the context otherwise requires, the word "Lessor" and the word "Lessee" wherever used herein shall be construed to include and shall mean the executors, administrators, successors and/or assigns of the said Lessor and Lessee respectively, and when there are two or more Lessees bound by the same covenants herein contained, their obligations shall be joint and several.

37. If two or more individual corporations, partnerships or other entities sign this Lease as Lessee:

         (a) the liability of each such individual, corporation, partnership or other entity to pay all rents and perform all other obligations hereunder shall be joint and several; and,

         (b) each such individual, corporation, partnership and other entity hereby agrees with the Lessor that the Lessor may wholly or partially discharge one or more of them by release or by accord and satisfaction from its obligations hereunder and such of them as are not so discharged shall remain as fully liable for the performance of the obligations of the Lessee hereunder as if such of them not so discharged were the only persons originally comprising the Lessee hereunder, and that the foregoing shall be applicable notwithstanding any rule or principle of law to the contrary.

38. THE LESSEE if not then in default, shall have the option to renew the term of this lease for a further period of three (3) months to November 30, 1998, upon notice in writing at least sixty (60) days prior to August 31, 1998, upon the same terms and conditions except for any further right of renewal and except that the annual minimum rent during the renewal term shall be at the rate of Four ($4.00) Dollars per square foot per annum.

39. NOTWITHSTANDING anything herein contained to the contrary, the Lessor shall have the right to enter the demised premises upon reasonable notice during business hours, for the purpose of permitting the Lessor and its professional consultants to take measurements and make plans for proposed work and renovations to be performed to the demised premises.

40. IT IS EXPRESSLY agreed that the Lessor shall have the right, exercisable upon sixty (60) days notice in writing, to occupy the existing reception area of the demised premises and to provide to the Lessee a suitable alternative reception area for the remainder of the lease term and any renewal thereof, in which event appropriate adjustment shall be made to the rent payable by the Lessee, if applicable.

                  IN WITNESS WHEREOF the parties hereto have executed these presents.

SIGNED, SEALED AND DELIVERED     )
          in the presence of:    )         TEL-E CONNECT INVESTMENTS LTD.
                                 )
                                 )
                                 )         Per: /s/ President                c/s
                                 )             ------------------------------
                                 )                   Name:
                                 )                   Title:
                                 )
                                 )
                                 )         CURTIS INTERNATIONAL LTD.
                                 )
                                 )
                                 )         Per: /s/ Jacob Herzog             c/s
                                 )             -----------------------------
                                 )                   Name: Jacob Herzog
                                 )                   Title: Chairman
                                 )
                                 )